Exhibit 99.1
Investor Relations Contact:
James Redfern
(650) 463-6288
James.Redfern@Workday.com

Media Contact:
Eric Glass
(415) 432-3056
Eric.Glass@Workday.com

Workday Announces Fourth Quarter and Full Year Fiscal 2017 Financial Results

Fiscal Year 2017 Total Revenues of $1.57 Billion, Up 35% Year Over Year;
Subscription Revenue of $1.29 Billion, Up 39% Year Over Year;
Operating Cash Flows of $348.7 Million for the Year

Q4 Total Revenues of $436.7 Million, Up 35% Year Over Year;
Subscription Revenue of $365.2 Million, Up 39% Year Over Year

PLEASANTON, CALIF. - Feb. 27, 2017 - Workday, Inc. (NYSE: WDAY), a leader in enterprise cloud applications for finance and human resources, today announced results for the fourth quarter and fiscal year ended January 31, 2017.

Fiscal Fourth Quarter Results

•	Total revenues were $436.7 million, an increase of 35% from the fourth quarter of fiscal 2016. Subscription revenue was $365.2 million, an increase of 39% from the same period last year.

•
Operating loss was $106.2 million, or negative 24.3% of revenues, compared to an operating loss of $73.4 million, or negative 22.7% of revenues, in the same period last year. Non-GAAP operating profit for the fourth quarter was $8.0 million, or 1.8% of revenues, compared to a non-GAAP operating loss of $0.8 million, or negative 0.2% of revenues, in the same period last year.[1]

•
Net loss per basic and diluted share was $0.52, compared to a net loss per basic and diluted share of $0.42 in the fourth quarter of fiscal 2016. Non-GAAP net income per diluted share was $0.07, compared to a non-GAAP net loss per basic and diluted share of $0.01 for the same period last year.[1]

Fiscal Year 2017 Results

•	Total revenues were $1.57 billion, an increase of 35% from fiscal 2016. Subscription revenue was $1.29 billion, an increase of 39% from the prior year.

•
Operating loss was $376.7 million, or negative 24% of revenues, compared to an operating loss of $264.7 million, or negative 22.8% of revenues, in fiscal 2016. Non-GAAP operating profit was $29.0 million, or 1.9% of revenues, compared to a non-GAAP operating loss of $2.7 million, or negative 0.2% of revenues, last year.[1]

•
Net loss per basic and diluted share was $2.06, compared to a net loss per basic and diluted share of $1.53 in fiscal 2016. Non-GAAP net income per diluted share was $0.12, compared to a non-GAAP net loss per basic and diluted share of $0.01 last year.[1]

•	Operating cash flows were $348.7 million and free cash flows were $227.8 million.[2]

•	Cash, cash equivalents and marketable securities were approximately $2.00 billion as of January 31, 2017. Unearned revenues were $1.23 million, a 37% increase from last year.

“In Q4, we delivered the best quarter in company history to close out a very successful fiscal 2017,” said Aneel Bhusri, co-founder and CEO, Workday. “Our strong performance was driven by a combination of our industry-leading products and technology, continued high levels of customer satisfaction, and our dedicated Workday team. We believe these are the right areas of focus to achieve another great year for Workday in the year ahead.”

“We finished a very strong fiscal 2017 with an excellent fourth quarter. We generated record revenues, and our subscription revenue growth accelerated in the fourth quarter,” said Robynne Sisco, chief financial officer, Workday. “As we look ahead to fiscal 2018, we estimate that total revenues will be $2.005 to $2.025 billion or growth of 27-29%, putting us on track to be only the second true cloud company to reach this significant milestone.”

Recent Highlights

•	Workday held its third annual customer conference in Europe, Workday Rising Europe, bringing together members of the Workday community for education and collaboration in Barcelona.

•
Workday selected Amazon Web Services (AWS) as its preferred public cloud infrastructure provider for customer production workloads. Through this partnership, Workday will offer customers the option to run its full suite of applications in the public cloud.

•	Workday joined more than 100 companies in signing the White House Equal Pay Pledge as part of Workday’s ongoing commitment to close the gender wage gap.

Workday plans to host a conference call today to review its fourth quarter and full year fiscal 2017 financial results and to discuss its financial outlook. The call is scheduled to begin at 2:00 p.m. PT/ 5:00 p.m. ET and can be accessed via webcast or through the Workday's Investor Relations site. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 45 days.

Workday intends to use the Workday Blog as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

1 Non-GAAP operating profit (loss) and non-GAAP net income (loss) per share exclude share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, and debt discount and issuance costs associated with convertible notes. See the section titled "About Non-GAAP Financial Measures" in the accompanying financial tables for further details.

2 Free cash flows are defined as operating cash flows minus capital expenditures (excluding owned real estate projects). See the section titled "About Non-GAAP Financial Measures" in the accompanying financial tables for further details.

About Workday
Workday is a leading provider of enterprise cloud applications for finance and human resources. Founded in 2005, Workday delivers financial management, human capital management, and analytics applications designed for the world's largest companies, educational institutions, and government agencies. Organizations ranging from medium-sized businesses to Fortune 50 enterprises have selected Workday.

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to Workday's financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "About Non-GAAP Financial Measures."

Forward-Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding Workday’s fiscal year revenue projections. The words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," “plans,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) breaches in our security measures, unauthorized access to our customers’ data or disruptions in our data center operations; (ii) our ability to manage our growth effectively; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (iv) the development of the market for enterprise cloud services; (v) acceptance of our applications and services by customers; (vi) adverse changes in general economic or market conditions; (vii) delays or reductions in information technology spending; (viii) our limited operating history, which makes it difficult to predict future results; and (ix) changes in sales may not be immediately reflected in our results due to our subscription model. Further information on risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission (SEC), including our Form 10-Q for the quarter ended October 31, 2016 and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website or other press releases or public statements that are not currently available are subject to change at Workday's discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

© 2017. Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Workday, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	January 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$539,923	$300,087
Marketable securities	1,456,822	1,669,372
Accounts receivable, net	383,908	293,407
Deferred costs	27,537	21,817
Prepaid expenses and other current assets	88,336	77,625
Total current assets	2,496,526	2,362,308
Property and equipment, net	365,877	214,158
Deferred costs, noncurrent	43,310	30,074
Acquisition-related intangible assets, net	48,787	15,491
Goodwill	158,354	50,325
Other assets	53,570	57,738
Total assets	$3,166,424	$2,730,094
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$26,824	$19,605
Accrued expenses and other current liabilities	61,582	43,122
Accrued compensation	110,625	91,211
Unearned revenue	1,097,417	768,741
Total current liabilities	1,296,448	922,679
Convertible senior notes, net	534,423	507,476
Unearned revenue, noncurrent	135,970	130,988
Other liabilities	36,677	32,794
Total liabilities	2,003,518	1,593,937
Stockholders’ equity:
Common stock	202	193
Additional paid-in capital	2,681,200	2,247,454
Accumulated other comprehensive income	2,071	799
Accumulated deficit	(1,520,567)	(1,112,289)
Total stockholders’ equity	1,162,906	1,136,157
Total liabilities and stockholders’ equity	$3,166,424	$2,730,094

Workday, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2017	2016	2017	2016
Revenues:
Subscription services	$365,151	$261,799	$1,287,104	$929,234
Professional services	71,521	61,628	282,303	233,112
Total revenues	436,672	323,427	1,569,407	1,162,346
Costs and expenses(1):
Costs of subscription services	58,165	43,009	213,389	149,869
Costs of professional services	72,016	59,671	270,156	224,558
Product development	191,556	131,244	680,531	469,944
Sales and marketing	167,657	121,073	583,874	434,056
General and administrative	53,513	41,871	198,122	148,578
Total costs and expenses	542,907	396,868	1,946,072	1,427,005
Operating loss	(106,235)	(73,441)	(376,665)	(264,659)
Other expense, net	(2,291)	(6,505)	(32,427)	(24,242)
Loss before provision for (benefit from) income taxes	(108,526)	(79,946)	(409,092)	(288,901)
Provision for (benefit from) income taxes	(2,961)	1,182	(814)	1,017
Net loss	$(105,565)	$(81,128)	$(408,278)	$(289,918)
Net loss per share, basic and diluted	$(0.52)	$(0.42)	$(2.06)	$(1.53)
Weighted-average shares used to compute net loss per share, basic and diluted	201,530	192,485	198,214	190,016

(1) Costs and expenses include share-based compensation as follows:
Costs of subscription services	$5,936	$3,636	$20,773	$12,060
Costs of professional services	8,135	5,504	26,833	19,526
Product development	49,279	30,372	166,529	109,362
Sales and marketing	23,786	14,709	86,229	51,617
General and administrative	18,581	15,052	78,265	57,405

Workday, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2017	2016	2017	2016
Cash flows from operating activities
Net loss	$(105,565)	$(81,128)	$(408,278)	$(289,918)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	32,646	25,222	115,885	85,939
Share-based compensation expenses	105,717	69,273	372,272	249,970
Amortization of deferred costs	7,057	5,728	25,577	23,477
Amortization of debt discount and issuance costs	6,876	6,510	26,947	25,518
Gain on sale of cost method investment	—	—	(65)	(3,220)
Impairment of cost method investment	—	—	15,000	—
Other	(3,660)	2,381	(1,982)	1,047
Changes in operating assets and liabilities, net of business combinations:
Accounts receivable	(113,334)	(122,684)	(88,639)	(105,264)
Deferred costs	(21,286)	(14,572)	(44,533)	(33,899)
Prepaid expenses and other assets	(6,744)	(3,368)	(20,847)	(28,366)
Accounts payable	4,256	6,363	6,336	6,824
Accrued expense and other liabilities	(6,252)	23,024	23,367	59,724
Unearned revenue	209,761	181,742	327,615	266,805
Net cash provided by (used in) operating activities	109,472	98,491	348,655	258,637
Cash flows from investing activities
Purchases of marketable securities	(345,482)	(640,419)	(1,917,238)	(2,125,841)
Maturities of marketable securities	371,536	639,995	1,986,031	1,901,858
Sales of available-for-sale securities	41,100	4,000	133,292	102,711
Business combinations, net of cash acquired	—	—	(147,879)	(31,436)
Owned real estate projects	(21,518)	—	(106,997)	—
Capital expenditures, excluding owned real estate projects	(32,278)	(41,985)	(120,813)	(133,667)
Purchases of cost method investments	—	(100)	(300)	(16,550)
Sales and maturities of cost method investments	5,000	—	5,315	3,538
Change in restricted cash	100	—	—	—
Other	—	(760)	(296)	(760)
Net cash provided by (used in) investing activities	18,458	(39,269)	(168,885)	(300,147)
Cash flows from financing activities
Proceeds from issuance of common stock from employee equity plans	24,812	20,560	58,079	45,656
Principal payments on capital lease obligations	—	(66)	—	(3,193)
Other	596	621	1,602	1,646
Net cash provided by (used in) financing activities	25,408	21,115	59,681	44,109
Effect of exchange rate changes	28	(143)	385	(704)
Net increase (decrease) in cash and cash equivalents	153,366	80,194	239,836	1,895
Cash and cash equivalents at the beginning of period	386,557	219,893	300,087	298,192
Cash and cash equivalents at the end of period	$539,923	$300,087	$539,923	$300,087
Supplemental cash flow data
Cash paid for interest	$3,191	$3,204	$6,484	$6,456
Cash paid for taxes	513	472	5,315	2,124
Non-cash investing and financing activities:
Vesting of early exercised stock options	$437	$471	$1,802	$1,887
Purchases of property and equipment, accrued but not paid	27,696	14,052	27,696	14,052
Non-cash additions to property and equipment	1,112	765	2,094	7,256

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended January 31, 2017
(in thousands, except per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$58,165	$(5,936)	$(160)	$—	$52,069
Costs of professional services	72,016	(8,135)	(312)	—	63,569
Product development	191,556	(49,279)	(6,381)	—	135,896
Sales and marketing	167,657	(23,786)	(858)	—	143,013
General and administrative	53,513	(18,581)	(853)	—	34,079
Operating income (loss)	(106,235)	105,717	8,564	—	8,046
Operating margin	(24.3)%	24.2%	1.9%	—%	1.8%
Other income (expense), net	(2,291)	—	—	6,876	4,585
Income (loss) before provision for (benefit from) income taxes	(108,526)	105,717	8,564	6,876	12,631
Provision for (benefit from) income taxes	(2,961)	—	—	—	(2,961)
Net income (loss)	$(105,565)	$105,717	$8,564	$6,876	$15,592
Net income (loss) per share (1)	$(0.52)	$0.52	$0.04	$0.03	$0.07

(1)
GAAP net loss per share calculated based upon 201,530 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share calculated based upon 210,846 diluted weighted-average shares of common stock.

(2)
Other operating expenses include total employer payroll tax-related items on employee stock transactions of $3.5 million, and amortization of acquisition-related intangible assets of $5.1 million recorded as part of product development and sales and marketing expenses.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended January 31, 2016
(in thousands, except per share data)
(unaudited)

	GAAP	Share-Based Compensation	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$43,009	$(3,636)	$(88)	$—	$39,285
Costs of professional services	59,671	(5,504)	(137)	—	54,030
Product development	131,244	(30,372)	(2,226)	—	98,646
Sales and marketing	121,073	(14,709)	(328)	—	106,036
General and administrative	41,871	(15,052)	(596)	—	26,223
Operating income (loss)	(73,441)	69,273	3,375	—	(793)
Operating margin	(22.7)%	21.5%	1.0%	—%	(0.2)%
Other income (expense), net	(6,505)	—	—	6,510	5
Income (loss) before provision for (benefit from) income taxes	(79,946)	69,273	3,375	6,510	(788)
Provision for (benefit from) income taxes	1,182	—	—	—	1,182
Net income (loss)	$(81,128)	$69,273	$3,375	$6,510	$(1,970)
Net income (loss) per share (1)	$(0.42)	$0.36	$0.02	$0.03	$(0.01)

(1)	Calculated based upon 192,485 basic and diluted weighted-average shares of common stock.

(2)
Other operating expenses include total employer payroll tax-related items on employee stock transactions of $2.0 million, and amortization of acquisition-related intangible assets of $1.4 million recorded as part of product development expenses.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Year Ended January 31, 2017
(in thousands, except per share data)
(unaudited)

	GAAP	Share-Based Compensation	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$213,389	$(20,773)	$(730)	$—	$191,886
Costs of professional services	270,156	(26,833)	(1,199)	—	242,124
Product development	680,531	(166,529)	(18,533)	—	495,469
Sales and marketing	583,874	(86,229)	(3,316)	—	494,329
General and administrative	198,122	(78,265)	(3,302)	—	116,555
Operating income (loss)	(376,665)	378,629	27,080	—	29,044
Operating margin	(24.0)%	24.1%	1.8%	—%	1.9%
Other income (expense), net	(32,427)	—	—	26,947	(5,480)
Income (loss) before provision for (benefit from) income taxes	(409,092)	378,629	27,080	26,947	23,564
Provision for (benefit from) income taxes	(814)	—	—	—	(814)
Net income (loss)	$(408,278)	$378,629	$27,080	$26,947	$24,378
Net income (loss) per share (1)	$(2.06)	$1.91	$0.14	$0.13	$0.12

(1)
GAAP net loss per share calculated based upon 198,214 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share calculated based upon 208,453 diluted weighted-average shares of common stock.

(2)
Other operating expenses include total employer payroll tax-related items on employee stock transactions of $14.3 million, and amortization of acquisition-related intangible assets of $12.7 million recorded as part of product development and sales and marketing expenses.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Year Ended January 31, 2016
(in thousands, except per share data)
(unaudited)

	GAAP	Share-Based Compensation	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$149,869	$(12,060)	$(414)	$—	$137,395
Costs of professional services	224,558	(19,526)	(768)	—	204,264
Product development	469,944	(109,362)	(7,201)	—	353,381
Sales and marketing	434,056	(51,617)	(1,482)	—	380,957
General and administrative	148,578	(57,405)	(2,095)	—	89,078
Operating income (loss)	(264,659)	249,970	11,960	—	(2,729)
Operating margin	(22.8)%	21.6%	1.0%	—%	(0.2)%
Other income (expense), net	(24,242)	—	—	25,518	1,276
Income (loss) before provision for (benefit from) income taxes	(288,901)	249,970	11,960	25,518	(1,453)
Provision for (benefit from) income taxes	1,017	—	—	—	1,017
Net income (loss)	$(289,918)	$249,970	$11,960	$25,518	$(2,470)
Net income (loss) per share (1)	$(1.53)	$1.32	$0.06	$0.14	$(0.01)

(1)	Calculated based upon 190,016 basic and diluted weighted-average shares of common stock.

(2)
Other operating expenses include total employer payroll tax-related items on employee stock transactions of $8.8 million, and amortization of acquisition-related intangible assets of $3.2 million recorded as part of product development expenses.

Workday, Inc.
Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows
(A Non-GAAP Financial Measure)
(in thousands)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2017	2016	2017	2016
Net cash provided by (used in) operating activities	$109,472	$98,491	$348,655	$258,637
Capital expenditures, excluding owned real estate projects	(32,278)	(41,985)	(120,813)	(133,667)
Free cash flows	$77,194	$56,506	$227,842	$124,970

About Non-GAAP Financial Measures
To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP operating income (loss), non-GAAP net income (loss) per share and free cash flows. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. The non-GAAP financial measures of non-GAAP operating income (loss) and non-GAAP net income (loss) per share differ from GAAP in that they exclude share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization of acquisition-related intangible assets, and non-cash interest expense related to our convertible senior notes. Free cash flows differ from GAAP cash flows from operating activities in that it treats capital expenditures (excluding owned real estate projects) as a reduction to cash flows.
Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business, as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash flows generated by normal recurring activities to make strategic acquisitions and investments, to fund ongoing operations and to fund other capital expenditures, after our owned real estate projects.
Management believes excluding the following items from the GAAP Condensed Consolidated Statement of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

•
Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. For restricted stock unit awards, the amount of share-based compensation expenses is not reflective of the value ultimately received by the grant recipients. Moreover, determining the fair value of certain of the share-based instruments we utilize involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related share-based awards. Unlike cash compensation, the value of stock options and shares offered under our Employee Stock Purchase Plan, which are elements of our ongoing share-based compensation expenses, is determined using a complex formula that incorporates factors, such as market volatility and forfeiture rates, that are beyond our control.

•
Other Operating Expenses. Other operating expenses includes employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of ongoing operations.

•
Amortization of debt discount and issuance costs. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the convertible senior notes that were issued in private placements in June 2013. Accordingly, for GAAP purposes we are required to recognize the effective interest expense on our convertible senior notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense, and the amortization expense of issuance costs are excluded from management’s assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of the company’s operational performance.

Additionally, we believe that the non-GAAP financial measure, free cash flows, is meaningful to investors because we review cash flows generated from or used in operations after deducting certain capital expenditures that are considered to be an ongoing operational component of our business. Capital expenditures deducted from cash flows from operations do not include purchases of land and buildings, and construction costs of our new development center and of other owned buildings. We exclude these owned real estate projects as they are infrequent, non-recurring in nature and distinctly separate from our ongoing business operations. This provides an enhanced view of cash available to make strategic acquisitions and investments, to fund ongoing operations and to fund other capital expenditures, after our owned real estate projects.

The use of non-GAAP operating income (loss) and non-GAAP net income (loss) per share measures has certain limitations as they do not reflect all items of income and expense that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.